Exhibit 99.1

Walker & Dunlop Reports Third Quarter 2026 Financial Results

BETHESDA, MD – NOVEMBER 5, 2026 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company,” “Walker & Dunlop” or “W&D”) reported third quarter 2026 financial results.

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Net loss of $37.3 million and diluted loss per share of $1.15 primarily reflect charges associated with the accelerated resolution of legacy loan repurchases and indemnifications. These charges reflect deliberate actions to accelerate the disposition of repurchased and indemnified assets related to the GSE investigations, which are now completed and are described in more detail below

•

Total revenues of $298.4 million declined 12% from Q3’25, in line with the decrease in transaction volumes, and primarily reflecting a greater mix of brokered transactions relative to GSE lending. W&D’s year-to-date GSE market share increased 290 basis points, to 13.7%, from the prior-year period

•

Adjusted core EPS(1) was $0.92 and declined 25% compared to the prior year period due primarily to lower revenue and increased costs within the repurchased portfolio; these costs are expected to be eliminated by early 2027

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The servicing portfolio increased to $146.6 billion as of September 30, 2026, up 5% from the prior-year period, reinforcing the stability of W&D’s recurring revenue base, cash flow and the strength of its platform

“Q3 2026 saw an 84 basis point increase in the Ten-Year Treasury rate which increased volatility and slowed down capital markets activity across the country. Despite these headwinds, our revenues remained resilient, with total debt financing volume down only 5% from Q3 2025," said Willy Walker, Chairman and CEO. "During the quarter we received notice from Fannie Mae that they have completed their fraud review of Walker & Dunlop, similar to Freddie Mac in Q2 2026, and we do not expect any further buybacks or indemnifications related to these investigations going forward. Importantly, we are taking action to address the legacy credit issues associated with these matters and put them firmly behind us. We reclassified all of the repurchased assets and non-performing notes to "held for sale," recognized a significant charge to Q3 earnings, and intend to dispose of these assets by early 2027. While these actions have a meaningful near-term impact on earnings, they reflect our commitment to proactively resolving credit issues, reducing risk on our balance sheet, and strengthening our financial position for the future. We believe that the completion of the GSE investigations and the sale of the repurchased loans, allows Walker & Dunlop to move beyond the borrower fraud issues that have consumed us, and our financial performance, for the past two years.”

Walker continued, “We believe there is a tremendous opportunity ahead as commercial real estate owners navigate the upcoming wave of debt maturities and evaluate whether to refinance, sell, or recapitalize their properties. We have refined our strategy to focus on the multifamily market where W&D has a massive brand and there is nearly $1 trillion of maturing loans over the next four years. We are leveraging technology to improve productivity, strengthen client relationships, and reduce our fixed cost structure, and underwent a reduction in force and reorganization in Q3. While higher interest rates and lower asset values present significant challenges for property owners, as a scaled service provider with an enormous tangible addressable market in our company's core competency, we now have the ability to execute, grow, and get back to the outstanding shareholder returns Walker & Dunlop has been known for.”

(1)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”

Q3 2026 Earnings Release

TOTAL TRANSACTION VOLUME
(dollars in millions)	Q3 2026	Q3 2025	$ Change	% Change
Fannie Mae	$1,282	$2,141	$(859)	(40)%
Freddie Mac	1,354	3,664	(2,310)	(63)
Ginnie Mae - HUD	231	325	(94)	(29)
Brokered (1)	7,151	4,513	2,638	58
Principal Lending and Investing (2)	266	199	67	34
Debt financing volume	$10,284	$10,842	$(558)	(5)%
Property sales volume	3,494	4,673	(1,179)	(25)
Total transaction volume	$13,778	$15,515	$(1,737)	(11)%

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform and Walker & Dunlop Investment Partners, Inc. (“WDIP”) separate accounts.
●	Total debt financing volume declined 5%, as 58% growth in brokered debt volume was offset by declines in Agency lending volumes
●	W&D continues to grow our presence in the non-Agency multifamily market while simultaneously gaining 290 basis points of market share with the GSEs on a year-to-date basis
●	Property sales activity increased sequentially this quarter as activity increased despite market volatility, and while operating fundamentals are modestly improving, continued interest rate volatility delayed some investment decisions during the quarter

FINANCIAL RESULTS - CAPITAL MARKETS ("CM")

(in millions, unless otherwise noted)	Q3 2026	Q3 2025	% Change
Total revenues	$148	$181	(18)%
Total expenses	133	142	(7)
Walker & Dunlop net income (loss)	$11	$28	(59)%
Key revenue metrics:
Origination fee rate (1)	0.79%	0.90%
Agency MSR rate (2)	1.02	0.79

The table above excludes income tax expense (benefit) and income or loss from noncontrolling interests and temporary equity holders. For detailed segment income, refer to the section of this press release below titled “Condensed Segments Statements of Income.”

(1)	Loan origination and debt brokerage fees, net (“Origination fees”) as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(2)	Fair value of expected net cash flows from servicing, net of guaranty obligation (“MSR income”) as a percentage of Agency debt financing volume.
●	Revenues declined 18% compared to total transaction volume declines of 11% primarily due to a higher proportion of lower fee brokered transactions relative to GSE lending, resulting in lower origination fees and MSR income. While the GSE’s lending volumes declined 30% market wide this quarter, our platform diversification and expansion in the non-Agency multifamily market has strengthened our ability to serve clients across multiple financing channels, enabling us to capture more business opportunities, and enhance our competitiveness in a challenging market environment.
●	Net warehouse interest income improved to net income in the current quarter, reflecting the normalization of the yield curve
●	Other revenues for the segment improved, driven by growth in investment banking fees, appraisal and valuation services, and application fees

Q3 2026 Earnings Release

MANAGED PORTFOLIO
(dollars in millions, unless otherwise noted)	Q3 2026	Q3 2025	$ Change	% Change
Fannie Mae	$74,324	$71,006	$3,318	5%
Freddie Mac	45,976	40,474	5,502	14
Ginnie Mae - HUD	12,026	11,298	728	6
Brokered	14,231	16,554	(2,323)	(14)
Principal Lending and Investing	74	-	74	N/A
Total Servicing Portfolio	$146,631	$139,332	$7,299	5%
Assets under management	19,192	18,522	670	4
Total Managed Portfolio	$165,823	$157,854	$7,969	5%
Weighted-average servicing fee rate at period end (basis points)	23.2	24.0	(0.8)	(3)
Weighted-average remaining servicing portfolio term at period end (years)	6.9	7.4	(0.5)	(7)

●	Continued origination activity over the past year expanded the servicing portfolio to $146.6 billion, further strengthening the recurring revenue and cash flow that supports our long-term earnings growth. The portfolio also creates future opportunities to refinance, recapitalize and deepen client relationships as loans mature over time.
●	Agency production over the past 12 months was the main driver for the addition of more than $7 billion of net loans to the servicing portfolio. Approximately $16.9 billion of Agency loans are scheduled to mature over the next two years, providing a meaningful pipeline of client engagement opportunities to support future transaction activity.
●	The decline in brokered servicing was primarily driven by a large partner consolidating its servicing relationships for one of its funds during the second quarter of 2026. We continue to have a strong servicing relationship with that lender, and we retain exclusive servicing rights for a different fund. Growing our servicing portfolio remains a key component of our strategy.
●	Mortgage servicing rights (“MSRs”) continued to deliver significant long-term value. As of September 30, 2026, MSRs associated with our servicing portfolio are reported at an amortized cost of $775.5 million, while the fair value is estimated at $1.4 billion, reflecting the inherent value of the long-term contractual nature of these assets and the recurring servicing and ancillary revenues they generate.
●	Assets under management totaled $19.2 billion as of September 30, 2026, and consisted of $16.4 billion of low-income housing tax credit (“LIHTC”) funds managed by our affordable housing investment management team, $1.9 billion of debt funds, and $0.8 billion of equity funds managed by our registered investment adviser, WDIP

Q3 2026 Earnings Release

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT ("SAM")

(in millions)	Q3 2026	Q3 2025	% Change
Total revenues	$148	$151	(2)%
Total expenses	164	100	63
Walker & Dunlop net income (loss)	$(12)	$37	(133)%

The table above excludes income tax expense (benefit) and income or loss from noncontrolling interests and temporary equity holders. For detailed segment income, refer to the section of this press release below titled “Condensed Segments Statements of Income.”

●	Segment results include $63 million of repurchase related charges, comprised of $56 million of non-cash valuation adjustments related to our decision to accelerate resolution of legacy loan repurchases and $7 million of operating expenses associated with the aggregate portfolio. We are taking deliberate action to more quickly dispose of these assets and eliminate ongoing carrying costs for this portfolio, mitigate future uncertainty around the path and timing of disposition, and increase the consistency and predictability of our financial performance.
●	The Servicing & Asset Management segment continues to benefit from the stable recurring servicing fees from the servicing portfolio
●	Servicing fees increased 3% year-over-year, however, total revenue declined 2% due primarily to lower placement fee earnings from escrow accounts as a result of a decrease in the Effective Federal Funds Rate this quarter compared to the year ago quarter
●	The underlying fundamentals of the segment remain strong, and continued execution from our Capital Markets business in the coming quarters should drive additional servicing portfolio expansion

KEY CREDIT TRENDS
(in millions, unless otherwise noted)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Defaulted loans (1)	$255	$199	$167	$159	$139
Key credit metrics (as a % of the at-risk portfolio (1)):
Defaulted loans	0.36%	0.28%	0.24%	0.23%	0.21%
Allowance for risk-sharing	0.09	0.07	0.06	0.05	0.05
Key credit metrics (as a % of maximum exposure (1)):
Allowance for risk-sharing	0.44%	0.34%	0.27%	0.27%	0.25%

(1)	Please refer to the section of this press release below titled “Key Credit Metrics.”
●	The at-risk servicing portfolio continues to demonstrate strong underlying credit performance with low default levels. Growth in the at-risk portfolio reflects continued Fannie Mae loan production over the past year, while our credit exposure remains concentrated in loans backed by multifamily assets.
●	Based on the latest property level financial information available, our at-risk portfolio operated at a weighted average debt service coverage ratio of 2x and the weighted average underwritten loan-to-value is approximately 61%. Less than 1% of our loans were below a 1.0 times debt service coverage ratio, and were underwritten above a 75% loan-to-value, reflecting the discipline of our underwriting process.

Q3 2026 Earnings Release

FINANCIAL RESULTS - CORPORATE

(in millions)	Q3 2026	Q3 2025	% Change
Total revenues	$2	$6	(62)%
Total expenses	49	49	0
Walker & Dunlop net income (loss)	$(36)	$(31)	16%

The table above excludes income tax expense (benefit). For detailed segment income, refer to the section of this press release below titled “Condensed Segments Statements of Income.”

●	The Corporate segment is structured to support continued scaling of our business. Revenues for the segment are down primarily due to lower earnings on co-invested capital in funds we manage. Unchanged corporate expenses this quarter reflect our disciplined cost management as the segment continues to support growth of our Capital Markets and Servicing & Asset Management businesses.

INDEMNIFIED AND REPURCHASED LOANS
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Initial loan repurchase costs	$—	$—	$1	$—
Indemnified and repurchased loan operating costs	7	4	14	5
Expected principal losses on loan repurchase ("loan repurchase losses")	—	—	9	—
Fair value adjustments	56	—	56	—
Indemnified and repurchased loan expenses, net	$63	$4	$80	$5
Provision (benefit) for loan losses (1)	$(19)	$—	$(6)	$1
Provision (benefit) for risk-sharing obligations (2)	8	—	14	—
Other operating expenses (3)	4	—	6	—
Other interest income (4)	—	—	(2)	—
Total net expense impact of indemnified and repurchased loans	$56	$4	$92	$6

(1)	Included as a component of Provision (benefit) for credit losses in the Condensed Consolidated Statements of Income.
(2)	Included as a component of Provision (benefit) for credit losses in the Condensed Consolidated Statements of Income. Reflects the impact of the provision for risk-sharing obligations under our agreement with Fannie Mae to increase our loss sharing on $86.6 million of defaulted loans in lieu of repurchasing them.
(3)	Impairment charges related to an Other real estate owned (OREO) asset that was previously repurchased and included as a component of Other operating expenses in the Condensed Consolidated Statements of Income.
(4)	Included as a component of Placement fees and other interest income in the Condensed Consolidated Statements of Income.

●	During the third quarter, we exited $39.4 million of repurchased loans at prices that approximated our carrying values at the end of the second quarter 2026. These sales reduced total repurchased loans to $164.8 million as of September 30, 2026, down from $221.6 million as of December 31, 2025.
●	During the third quarter, we recognized $56 million of valuation adjustments for the remaining repurchased loan portfolio in connection with our decision to accelerate the disposition of the remaining assets. The carrying value of the repurchased portfolio is $76.9 million at September 30, 2026. We also incurred $7 million of ongoing operating expenses this quarter to operate the underlying assets.
●	The majority of these loans are concentrated in a small number of sponsors involved in the previously identified instances of borrower fraud. We have launched the marketing process for all non-performing repurchased loans and assets, and as of today approximately $25 million of the portfolio has already been placed under a letter of intent. We expect to fully exit the remaining assets in this portfolio by early next year, and any future fair value adjustments will be driven by the difference between the ultimate selling prices relative to our current estimates.

Q3 2026 Earnings Release

CAPITAL SOURCES AND USES

On November 4, 2026, the Company’s Board of Directors declared a dividend of $0.68 per share for the fourth quarter of 2026. The dividend will be paid on December 4, 2026, to all holders of record of the Company’s restricted and unrestricted common stock as of November 20, 2026.

On February 13, 2026, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period starting from February 26, 2026 (the “2026 Stock Repurchase Program”). During the first quarter of 2026, the Company repurchased 283 thousand shares under the 2026 Stock Repurchase Program at a weighted-average price of $47.13 per share and immediately retired the shares, reducing stockholders’ equity by $13.3 million. The Company did not repurchase any shares during the second or third quarters of 2026. As of September 30, 2026, the Company had $61.7 million of authorized share repurchase capacity remaining under the 2026 Stock Repurchase Program.

Any repurchases made pursuant to the 2026 Stock Repurchase Program will be made in the open market or in privately negotiated transactions, from time to time, as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

CONFERENCE CALL INFORMATION

Listeners can access the Company’s quarterly conference call for more information regarding our financial results via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Earnings Call:	Thursday, November 5, 2026, at 8:30 a.m. EST
Phone:	(800) 330-6710 from within the United States; (312) 471-1353 from outside the United States
Confirmation Code:	1116356
Webcast Link:	https://event.webcasts.com/starthere.jsp?ei=1752018&tp_key=ac902a78b6

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States and internationally. Our ideas and capital create communities where people live, work, shop, and play. Our innovative people, breadth of our brand, and our technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, the fair value of expected net cash flows from servicing, net of guaranty obligation, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, goodwill impairment, loan repurchase losses and other adjustments. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, loan repurchase losses, stock-based compensation, the fair value of expected net cash flows from servicing, net of guaranty obligation,

Q3 2026 Earnings Release

the write-off of the unamortized balance of deferred issuance costs associated with the repayment of a portion of our corporate debt, goodwill impairment, and contingent consideration liability fair value adjustments when the fair value adjustment is a triggering event for a goodwill impairment assessment. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
●	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company’s underlying business.

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company’s results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Core EPS Reconciliation.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations, and (7) our obligations to repurchase or indemnify the GSEs for loans we originate under their programs and any potential losses we may incur as a result, including in connection with our decision to accelerate our disposition and liquidation strategy for previously repurchased and indemnified loans and associated collateral.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

Q3 2026 Earnings Release

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Amy Hopkins SVP, Investor Relations Phone 443.873.5536 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Q3 2026 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2026	2026	2026	2025	2025
Assets
Cash and cash equivalents	$183,241	$160,858	$192,527	$299,315	$274,828
Restricted cash	22,889	25,782	34,419	22,772	44,462
Pledged securities, at fair value	239,350	234,525	228,646	224,954	221,730
Loans held for sale, at fair value	694,127	1,382,958	2,546,860	1,436,350	2,197,739
Mortgage servicing rights	775,540	793,351	795,754	808,145	805,975
Goodwill	868,710	868,710	868,710	868,710	868,710
Other intangible assets	130,615	134,369	138,123	141,877	145,631
Receivables, net	460,102	476,851	424,393	419,358	374,316
Committed investments in tax credit equity	226,879	170,671	265,368	241,401	257,564
Other assets	658,560	645,529	670,660	596,596	606,320
Total assets	$4,260,013	$4,893,604	$6,165,460	$5,059,478	$5,797,275

Liabilities
Warehouse notes payable	$762,518	$1,384,282	$2,535,227	$1,420,272	$2,175,157
Corporate notes payable	804,609	820,948	825,816	829,218	829,909
Allowance for risk-sharing obligations	63,156	49,081	38,673	37,546	34,140
Commitments to fund investments in tax credit equity	221,474	174,093	256,121	219,949	223,788
Other liabilities	741,369	744,448	775,837	806,631	756,815
Total liabilities	$2,593,126	$3,172,852	$4,431,674	$3,313,616	$4,019,809

Temporary Equity
Profit interests of a wholly owned subsidiary subject to possible redemption	$1,784	$909	$752	$(1,036)	$—

Stockholders' Equity
Common stock	$333	$333	$332	$334	$333
Additional paid-in capital	469,748	462,194	454,215	450,434	444,127
Accumulated other comprehensive income (loss)	(759)	612	1,203	1,876	1,833
Retained earnings	1,182,969	1,243,903	1,264,446	1,282,390	1,319,274
Total stockholders’ equity	$1,652,291	$1,707,042	$1,720,196	$1,735,034	$1,765,567
Noncontrolling interests	12,812	12,801	12,838	11,864	11,899
Total permanent equity	$1,665,103	$1,719,843	$1,733,034	$1,746,898	$1,777,466
Commitments and contingencies	—	—	—	—	—
Total liabilities, temporary equity, and permanent equity	$4,260,013	$4,893,604	$6,165,460	$5,059,478	$5,797,275

Q3 2026 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share amounts)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	2026	2025
Revenues
Origination fees	$81,257	$92,893	$88,532	$103,614	$97,845	$262,682	$238,535
MSR income	29,196	47,817	46,773	50,060	48,657	123,786	129,621
Servicing fees	87,690	86,700	85,437	86,339	85,189	259,827	251,103
Property sales broker fees	19,780	12,787	13,179	28,488	26,546	45,746	55,031
Investment management fees	8,583	6,907	10,226	11,192	6,178	25,716	23,437
Net warehouse interest income (expense)	888	369	25	(909)	(2,035)	1,282	(4,581)
Placement fees and other interest income	37,141	32,440	32,704	37,085	46,302	102,285	115,499
Other revenues	33,914	26,777	24,455	24,155	28,993	85,146	85,637
Total revenues	$298,449	$306,690	$301,331	$340,024	$337,675	$906,470	$894,282

Expenses
Personnel	$164,693	$162,909	$152,829	$187,113	$177,418	$480,431	$460,696
Amortization and depreciation	61,562	60,699	62,964	62,084	60,041	185,225	176,598
Provision (benefit) for credit losses	(4,232)	20,966	4,118	3,105	949	20,852	6,481
Interest expense on corporate debt	15,330	15,260	14,902	15,983	16,451	45,492	48,732
Indemnified and repurchased loan expenses, net	63,072	6,884	10,061	35,784	3,526	80,017	5,066
Other operating expenses	45,198	37,898	30,507	54,512	33,353	113,603	99,154
Total expenses	$345,623	$304,616	$275,381	$358,581	$291,738	$925,620	$796,727
Income (loss) before taxes	$(47,174)	$2,074	$25,950	$(18,557)	$45,937	$(19,150)	$97,555
Income tax expense (benefit)	(10,306)	(764)	8,022	(5,447)	12,516	(3,048)	27,460
Net income (loss) before noncontrolling interests and temporary equity holders	$(36,868)	$2,838	$17,928	$(13,110)	$33,421	$(16,102)	$70,095
Less: net income (loss) from noncontrolling interests	32	12	974	(36)	(31)	1,018	(63)
Less: net income (loss) attributable to temporary equity holders	358	(180)	1,083	837	—	1,261	—
Walker & Dunlop net income (loss)	$(37,258)	$3,006	$15,871	$(13,911)	$33,452	$(18,381)	$70,158
Other comprehensive income (loss), net of tax	(1,371)	(591)	(673)	43	(931)	(2,635)	1,247
Walker & Dunlop comprehensive income (loss)	$(38,629)	$2,415	$15,198	$(13,868)	$32,521	$(21,016)	$71,405

Effective Tax Rate	22%	(37)%	31%	29%	27%	16%	28%

Basic earnings (loss) per share	$(1.15)	$0.09	$0.46	$(0.41)	$0.98	$(0.63)	$2.05
Diluted earnings (loss) per share	(1.15)	0.09	0.46	(0.41)	0.98	(0.63)	2.05
Cash dividends paid per common share	0.68	0.68	0.68	0.67	0.67	2.04	2.01

Basic weighted-average shares outstanding	33,284	33,263	33,394	33,388	33,376	33,313	33,333
Diluted weighted-average shares outstanding	33,284	33,275	33,411	33,410	33,397	33,313	33,355

Q3 2026 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share data and unless otherwise noted)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	2026	2025
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$1,281,920	$3,087,806	$1,553,899	$2,785,231	$2,141,092	$5,923,625	$6,767,194
Freddie Mac	1,353,487	1,310,879	3,124,128	2,023,592	3,664,380	5,788,494	6,225,224
Ginnie Mae - HUD	230,965	413,839	481,384	153,748	325,169	1,126,188	761,776
Brokered (1)	7,151,472	7,402,029	6,503,051	8,675,937	4,512,729	21,056,552	13,400,743
Principal Lending and Investing (2)	266,250	319,650	87,900	167,700	199,250	673,800	522,550
Total Debt Financing Volume	$10,284,094	$12,534,203	$11,750,362	$13,806,208	$10,842,620	$34,568,659	$27,677,487
Property Sales Volume	3,493,541	1,897,246	1,910,300	4,524,142	4,672,875	7,301,087	8,825,750
Total Transaction Volume	$13,777,635	$14,431,449	$13,660,662	$18,330,350	$15,515,495	$41,869,746	$36,503,237

Key Performance Metrics:
Operating margin	(16)%	1%	9%	(5)%	14%	(2)%	11%
Return on equity	(9)	1	4	(3)	8	(1)	5
Walker & Dunlop net income (loss)	$(37,258)	$3,006	$15,871	$(13,911)	$33,452	$(18,381)	$70,158
Adjusted EBITDA (3)	61,093	62,129	73,782	38,755	82,084	197,004	223,861
Diluted earnings (loss) per share	(1.15)	0.09	0.46	(0.41)	0.98	(0.63)	2.05
Adjusted core EPS (4)	0.92	1.19	1.02	0.28	1.22	3.60	3.23

Key Expense Metrics (as a percentage of total revenues):
Personnel expense	55%	53%	51%	55%	53%	53%	52%
Other operating expenses	15	12	10	16	10	13	11
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee rate (5)	0.79%	0.74%	0.76%	0.75%	0.90%	0.76%	0.87%
Agency MSR rate (6)	1.02	0.99	0.91	1.01	0.79	0.96	0.94

Other Data:
Market capitalization at period end	$1,209,737	$1,877,955	$1,522,458	$2,048,798	$2,847,907
Closing share price at period end	$35.11	$54.70	$44.38	$60.15	$83.62
Average headcount	1,488	1,479	1,471	1,464	1,438

Components of Servicing Portfolio (end of period):
Fannie Mae	$74,324,325	$74,141,705	$73,498,820	$72,708,372	$71,006,342
Freddie Mac	45,976,529	45,515,813	44,836,263	42,595,441	40,473,401
Ginnie Mae - HUD	12,025,739	11,890,066	11,646,914	11,563,020	11,298,108
Brokered (7)	14,230,739	14,233,764	16,385,040	17,111,320	16,553,827
Principal Lending and Investing (8)	73,500	17,500	17,500	—	—
Total Servicing Portfolio	$146,630,832	$145,798,848	$146,384,537	$143,978,153	$139,331,678
Assets under management (9)	19,191,703	18,674,671	18,530,780	18,631,100	18,521,907
Total Managed Portfolio	$165,822,535	$164,473,519	$164,915,317	$162,609,253	$157,853,585

Key Servicing Portfolio Metrics (end of period):
Custodial escrow account deposits (in billions)	$2.9	$3.1	$2.5	$3.1	$2.8
Weighted-average servicing fee rate (basis points)	23.2	23.4	23.4	23.6	24.0
Weighted-average remaining servicing portfolio term (years)	6.9	7.1	7.1	7.2	7.4

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of Agency debt financing volume.
(7)	Brokered loans serviced primarily for life insurance companies, commercial banks, and other capital sources.
(8)	Consists of interim loans not managed for our interim loan joint venture.
(9)	Walker & Dunlop Affordable Equity assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

Q3 2026 Earnings Release

KEY CREDIT METRICS

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2026	2026	2026	2025	2025
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$67,786,267	$67,515,995	$65,886,235	$65,087,136	$63,382,256
Fannie Mae Modified Risk	6,538,058	6,625,710	7,612,585	7,621,236	7,624,086
Freddie Mac Modified Risk	15,000	15,000	15,000	15,000	10,000
Total risk-sharing servicing portfolio	$74,339,325	$74,156,705	$73,513,820	$72,723,372	$71,016,342

Non-risk-sharing servicing portfolio:
Freddie Mac No Risk	$45,961,529	$45,500,813	$44,821,263	$42,580,441	$40,463,401
GNMA - HUD No Risk	12,025,739	11,890,066	11,646,914	11,563,020	11,298,108
Brokered	14,230,739	14,233,764	16,385,040	17,111,320	16,553,827
Total non-risk-sharing servicing portfolio	$72,218,007	$71,624,643	$72,853,217	$71,254,781	$68,315,336
Total loans serviced for others	$146,557,332	$145,781,348	$146,367,037	$143,978,153	$139,331,678

Loans held for investment (full risk)	$73,500	$160,391	$56,203	$36,926	$36,926
Interim Loan Joint Venture Managed Loans (1)	17,099	17,099	17,099	32,965	76,215

At-risk servicing portfolio (2)	$70,704,547	$70,499,346	$69,444,656	$68,649,960	$66,946,180
Maximum exposure to at-risk portfolio (3)	14,470,064	14,433,243	14,221,298	14,052,667	13,704,585
Defaulted loans (4)	255,025	198,638	167,456	158,821	139,020

Defaulted loans as a percentage of the at-risk portfolio	0.36%	0.28%	0.24%	0.23%	0.21%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.09	0.07	0.06	0.05	0.05
Allowance for risk-sharing as a percentage of maximum exposure	0.44	0.34	0.27	0.27	0.25

(1)	This balance consisted entirely of Interim Program JV managed loans. We indirectly share in a portion of the risk of loss associated with Interim Program JV managed loans through our 15% equity ownership in the Interim Program JV. We have no exposure to risk of loss for the loans serviced directly for the Interim Program JV partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table above.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae Delegated Underwriting and Servicing (“DUS”) loans subject to risk-sharing, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio or Freddie Mac SBL pre-securitized portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

Q3 2026 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	2026	2025
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(37,258)	$3,006	$15,871	$(13,911)	$33,452	$(18,381)	$70,158
Income tax expense (benefit)	(10,306)	(764)	8,022	(5,447)	12,516	(3,048)	27,460
Interest expense on corporate debt	15,330	15,260	14,902	15,983	16,451	45,492	48,732
Amortization and depreciation	61,562	60,699	62,964	62,084	60,041	185,225	176,598
Provision (benefit) for credit losses	(4,232)	20,966	4,118	3,105	949	20,852	6,481
Loan repurchase losses and fair value adjustments (1)	56,252	1,664	6,950	20,092	—	64,866	—
Net write-offs	(161)	—	(491)	—	—	(652)	—
Stock-based compensation expense	9,102	9,115	8,219	6,909	7,332	26,436	19,838
Write-off of unamortized issuance costs from corporate debt paydown (2)	—	—	—	—	—	—	4,215
MSR income	(29,196)	(47,817)	(46,773)	(50,060)	(48,657)	(123,786)	(129,621)
Adjusted EBITDA	$61,093	$62,129	$73,782	$38,755	$82,084	$197,004	$223,861

(1)	Presented as a component of Indemnified and repurchased loan expenses, net on the Condensed Consolidated Statements of Income.
(2)	Presented as a component of Other operating expenses on the Condensed Consolidated Statements of Income.

Q3 2026 Earnings Release

CONDENSED SEGMENTS STATEMENTS OF INCOME

Unaudited

Segment Results (dollars in thousands, except per share data and ratios)	For the three months ended September 30, 2026
Revenues	CM	SAM	Corporate	Consolidated
Loan origination and debt brokerage fees, net	$79,528	$1,729	$—	$81,257
Fair value of expected net cash flows from servicing, net of guaranty obligation	29,196	—	—	29,196
Servicing fees	—	87,690	—	87,690
Property sales broker fees	19,780	—	—	19,780
Investment management fees	—	8,583	—	8,583
Net warehouse interest income (expense)	630	258	—	888
Placement fees and other interest income	—	34,785	2,356	37,141
Other revenues	18,631	15,256	27	33,914
Total revenues	$147,765	$148,301	$2,383	$298,449

Expenses
Personnel	$119,671	$21,598	$23,424	$164,693
Amortization and depreciation	1,146	57,636	2,780	61,562
Provision (benefit) for credit losses	—	(4,232)	—	(4,232)
Interest expense on corporate debt (1)	4,154	9,561	1,615	15,330
Indemnified and repurchased loan expenses, net	—	63,072	—	63,072
Other operating expenses	7,739	16,013	21,446	45,198
Total expenses	$132,710	$163,648	$49,265	$345,623
Income (loss) before taxes	$15,055	$(15,347)	$(46,882)	$(47,174)
Income tax expense (benefit) (2)	3,302	(3,148)	(10,460)	(10,306)
Net income (loss) before noncontrolling interests and temporary equity holders	$11,753	$(12,199)	$(36,422)	$(36,868)
Less: net income (loss) from noncontrolling interests	$—	32	—	$32
Less: net income (loss) attributable to temporary equity holders	358	—	—	358
Walker & Dunlop net income (loss)	$11,395	$(12,231)	$(36,422)	$(37,258)

Diluted EPS	$0.35	$(0.38)	$(1.12)	$(1.15)
Operating margin	10%	(10)%	(1,967)%	(16)%

Segment Results (dollars in thousands, except per share data and ratios)	For the three months ended September 30, 2025
Revenues	CM	SAM	Corporate	Consolidated
Loan origination and debt brokerage fees, net	$96,147	$1,698	$—	$97,845
Fair value of expected net cash flows from servicing, net of guaranty obligation	48,657	—	—	48,657
Servicing fees	—	85,189	—	85,189
Property sales broker fees	26,546	—	—	26,546
Investment management fees	—	6,178	—	6,178
Net warehouse interest income (expense)	(2,035)	—	—	(2,035)
Placement fees and other interest income	—	42,123	4,179	46,302
Other revenues	11,439	15,440	2,114	28,993
Total revenues	$180,754	$150,628	$6,293	$337,675

Expenses
Personnel	$131,113	$23,304	$23,001	$177,418
Amortization and depreciation	1,146	56,991	1,904	60,041
Provision (benefit) for credit losses	—	949	—	949
Interest expense on corporate debt (1)	4,535	10,404	1,512	16,451
Indemnified and repurchased loan expenses, net	—	3,526	—	3,526
Other operating expenses	5,647	4,944	22,762	33,353
Total expenses	$142,441	$100,118	$49,179	$291,738
Income (loss) before taxes	$38,313	$50,510	$(42,886)	$45,937
Income tax expense (benefit) (2)	10,383	13,578	(11,445)	12,516
Net income (loss) before noncontrolling interests	$27,930	$36,932	$(31,441)	$33,421
Less: net income (loss) from noncontrolling interests	—	(31)	—	(31)
Walker & Dunlop net income (loss)	$27,930	$36,963	$(31,441)	$33,452

Diluted EPS	$0.81	$1.09	$(0.92)	$0.98
Operating margin	21%	34%	(681)%	14%

(1)	Interest expense on corporate debt is allocated to each segment based on proportional usage. Expense decreased due to lower average interest rates.
(2)	Income tax expense is allocated to each segment based on income (loss) before taxes, except for significant one-time tax items. Tax expense decreased to a benefit due to lower income before taxes and a lower estimated annual effective tax rate driven by higher low-income housing tax credits.

Q3 2026 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	2026	2025
Reconciliation of Walker & Dunlop Net Income (Loss) to Adjusted Core Net Income
Walker & Dunlop Net Income (Loss)	$(37,258)	$3,006	$15,871	$(13,911)	$33,452	$(18,381)	$70,158
Provision (benefit) for credit losses	(4,232)	20,966	4,118	3,105	949	20,852	6,481
Loan repurchase losses and fair value adjustments(1)	56,252	1,664	6,950	20,092	—	64,866	—
Net write-offs	(161)	—	(491)	—	—	(652)	—
Amortization and depreciation	61,562	60,699	62,964	62,084	60,041	185,225	176,598
MSR income	(29,196)	(47,817)	(46,773)	(50,060)	(48,657)	(123,786)	(129,621)
Contingent consideration accretion and fair value adjustments	9	434	(299)	(8,226)	18	144	99
Write-off of unamortized issuance costs from corporate debt paydown (2)	—	—	—	—	—	—	4,215
Income tax expense adjustment (3)	(17,152)	719	(6,908)	(3,662)	(3,856)	(23,341)	(17,640)
Adjusted Core Net Income	$29,824	$39,671	$35,432	$9,422	$41,947	$104,927	$110,290

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income (Loss)	$(37,258)	$3,006	$15,871	$(13,911)	$33,452	$(18,381)	$70,158
Diluted weighted-average shares outstanding	33,284	33,275	33,411	33,410	33,397	33,313	33,355
Diluted earnings (loss) per share	$(1.15)	$0.09	$0.46	$(0.41)	$0.98	$(0.63)	$2.05

Adjusted Core Net Income	$29,824	$39,671	$35,432	$9,422	$41,947	$104,927	$110,290
Diluted weighted-average shares outstanding	33,284	33,275	33,411	33,410	33,397	33,313	33,355
Adjusted core EPS	$0.92	$1.19	$1.02	$0.28	$1.22	$3.60	$3.23

(1)
Presented as a component of Indemnified and repurchased loan expenses, net on the Condensed Consolidated Statements of Income.
(2)
Presented as a component of Other operating expenses on the Condensed Consolidated Statements of Income.
(3)
Income tax impact of the above adjustments to adjusted core net income. Uses (i) quarterly effective tax rate as disclosed in the Condensed Consolidated Statements of Income in this press release or (ii) estimated annual effective tax rate.